Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED FINANCIAL STATEMENT

(in thousands, except per share data)

AMN Healthcare Services, Inc. (“AMN”, the “Company”, “our” or “we”) acquired NF Investors, Inc., a Delaware corporation (“NFI”), the parent company of Nursefinders, Inc. (dba Medfinders) on September 1, 2010. The acquisition of NFI has been accounted for using the acquisition method of accounting and, accordingly, the tangible and intangible assets acquired and liabilities assumed were recorded at their estimated fair values as of the date of the acquisition. As of the date of this Form 8-K, AMN has not completed the detailed valuations necessary to finalize the estimate of the fair value of the assets acquired and the liabilities assumed from NFI and the related allocations of purchase price. Thus, the purchase price allocation below is preliminary, and is subject to further adjustment. The final purchase price allocation is pending the completion of the Company’s internal review of the valuation work and the finalization of the Company’s Section 382 limitation analysis, which is expected to be completed during the fourth quarter of 2010. The provisional items pending finalization are the valuation of the acquired intangible assets, goodwill, property and equipment and income tax related matters. The adjustments may be material resulting in a retrospective change to our consolidated financial statements.

Our estimate of the total purchase price of NFI, excluding assumed NFI then-existing debt of $132,918, is summarized as follows:

6,300 shares of common stock issued	$27,909
5,660 shares of preferred stock issued	28,639
Cash paid	3,231

Total estimated purchase price of acquisition	$59,779

The acquisition agreement includes a holdback of approximately 1,727 shares of series A conditional convertible preferred stock with an estimated fair value of $8,740, which were included in the 5,660 shares of preferred stock issued as part of the purchase price. Such shares were deposited in escrow to satisfy any indemnification claims by AMN against NFI with respect to breaches of representations, warranties and covenants by NFI and post closing purchase price adjustments. An initial distribution of approximately 273 shares of preferred shares, subject to certain adjustments, will be released to the former NFI stockholders upon the occurrence of certain events set forth in the agreement approximately 90 days after closing, with the remainder of the holdback, net of any indemnified claims made, released in September 2012.

Intangible assets include amounts recognized for the fair value of tradenames and trademarks, customer relationships, non-compete agreements and staffing databases. Based on a preliminary valuation, two tradenames and trademarks have an indefinite life, and the remaining intangible assets have a weighted average useful life of approximately 12 years. Because this valuation is preliminary, the valuation of intangible assets and their useful lives may change upon completion of the final valuation. The excess of the purchase price over the net tangible and identifiable intangible assets is recorded as goodwill and is estimated to be approximately $118,365. In accordance with current accounting standards, the goodwill will not be amortized and will be tested for impairment at the reporting unit level annually and whenever circumstances occur indicating that goodwill might be impaired.

Our fiscal year ends on December 31 of each year. NFI’s fiscal year ended on the Sunday nearest to December 31 of each year. The following unaudited pro forma condensed combined consolidated financial statement has been prepared to assist you in your analysis of the financial effects of the acquisition of NFI, and is presented in accordance with accounting principles generally accepted in the United States of America. The unaudited pro forma condensed combined consolidated statement of operations for the nine months ended September 30, 2010, combines the historical results for AMN for the nine months ended September 30, 2010 and the historical results for NFI for the eight months ended August 31, 2010, as if the acquisition had occurred on January 1, 2010.

The pro forma information is being furnished solely for informational purposes and is not necessarily indicative of the combined results of operations that might have been achieved for the period indicated, nor is it necessarily indicative of the future results of the combined company. The pro forma information does not reflect cost savings expected to be realized from the elimination of certain expenses and from synergies expected to be created or the costs to achieve such cost savings or synergies. No assurance can be given that cost savings or synergies will be realized. Income taxes do not reflect the amounts that would have resulted had AMN and NFI filed consolidated income tax returns during the period presented. The pro forma adjustments are based upon information and assumptions available at the time of the filing of this Form 8-K. You should read our pro forma condensed combined consolidated financial information in conjunction with (i) our consolidated financial statements and the related notes, our “Selected Consolidated Financial and Operating Data,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” which all appear in our Annual Report on Form 10-K for the year ended December 31, 2009, (ii) our condensed consolidated unaudited financial statements and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” which appear in our Quarterly Report on Form 10-Q as of September 30, 2010, and for the three and nine months then ended, and (iii) the historical audited financial statements and notes thereto of NFI (Successor Company) as of January 3, 2010 and December 28, 2008, and for each of the three operating periods ended January 3, 2010, December 28, 2008 and December 30, 2007, and Nursefinders, Inc. and subsidiaries (Predecessor Company) for the period from January 1, 2007 through August 9, 2007, the unaudited financial statements and notes thereto of NFI as of July 4, 2010 and for the six month periods ended July 4, 2010 and July 5, 2009, and the unaudited pro forma financial statements and notes thereto of the combined company as of June 30, 2010 and for the year ended December 31, 2009 and for the six month period ended June 30, 2010, which were included as Exhibits 99.1, 99.2 and 99.3, respectively, to the Current Report on Form 8-K/A filed on October 4, 2010.

AMN HEALTHCARE SERVICES, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2010

(IN THOUSANDS, EXCEPT PER SHARE DATA)

	HISTORICAL		PRO FORMA ADJUSTMENTS		PRO FORMA
	AMN	NFI
Revenues	$468,889	$171,412	$0		$640,301
Cost of revenue	339,356	116,895	0		456,251

Gross profit	129,533	54,517	0		184,050

Operating expenses:
Selling, general and administrative	113,306	48,130	(8,621	)(a)	152,815
Depreciation and amortization	10,248	6,779	(3,076	)(b)	13,951
Impairment and restructuring charges	49,782	0	0		49,782

Total operating expenses	173,336	54,909	(11,697)		216,548

Loss from operations	(43,803)	(392)	11,697		(32,498)
Interest expense, net	14,013	19,351	(11,060	)(c)	22,304

Loss before income taxes	(57,816)	(19,743)	22,757		(54,802)
Income tax benefit	7,443	487	(1,743	)(d)	6,187

Net loss	(50,373)	$(19,256)	$21,014		$(48,615)

Dividend on preferred stock	263	0	2,100	(e)	2,363

Net loss applicable to common shares	$(50,636)	$(19,256)	$18,914		$(50,978)

Net loss per common share:
Basic	$(1.52)				$(1.31)

Diluted	$(1.52)				$(1.31)

Weighted average common share:
Basic	33,397		5,631	(f)	39,028

Diluted	33,397				39,028

See accompanying notes to Unaudited Pro Forma Condensed Combined Consolidated Financial Statement.

AMN HEALTHCARE SERVICES, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2010

(in thousands)

1. Basis of Presentation

The accompanying unaudited pro forma condensed combined consolidated statement of operations for the nine months ended September 30, 2010, combines the historical results for AMN for the nine months ended September 30, 2010 and the historical results for NFI for the eight months ended August 31, 2010, as if the acquisition had occurred on January 1, 2010. The acquisition was recorded using the acquisition method of accounting.

2. Pro Forma Adjustments

(a) To reflect a $667 reduction in management fee, a $590 reduction in compensation expense related to non-recurring executive salary expense, and an adjustment of $7,364 relates to non-recurring acquisition related expenses for the nine months ended September 30, 2010.

(b) To reflect additional depreciation and amortization expense of $2,186 related to the fair value of identifiable amortizable intangible assets and certain developed software, offset by $5,262 related to the depreciation and amortization of NFI’s then-existing identifiable amortizable intangible assets and certain developed software for the nine months ended September 30, 2010.

(c) To reflect incremental interest expense related to additional AMN borrowings and deferred financing cost amortization of $8,291 for the nine months ended September 30, 2010, offset by the $19,351 interest expense incurred by NFI for the eight months ended August 31, 2010.

(d) Pro forma income tax expense for the nine months ended September 30, 2010 reflects the statutory rate applicable to pro forma adjustments, adjusted for the permanent tax items which do not vary in proportion to pre-tax loss.

(e) To reflect the accumulated dividends on preferred stock based on the merger agreement.

(f) To reflect the issuance of 6,300 shares of common stock on the date of acquisition in the weighted average common shares outstanding as if the acquisition had occurred on January 1, 2010.